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                                                                  Exhibit 10.20
                                                                  -------------

AMENDMENT NUMBER ONE TO THAT LEASE AGREEMENT DATED MARCH 23, 1999 BETWEEN SPIEKER PROPERTIES, L.P., A CALIFORNIA LIMITED PARTNERSHIP, AS LANDLORD, AND EARYCHILDHOOD.COM, L.L.C., A CALIFORNIA LIMITED LIABILITY COMPANY, AS TENANT, FOR PREMISES LOCATED AT 2 LOWER RAGSDALE DRIVE, SUITE 200, MONTEREY, CALIFORNIA.


The above described Lease Agreement will be amended as follows:

Basic Lease Information:

1. Paragraph 1, Premises: Suite 200. Approximately 17,322 rentable square feet.

2. Paragraph 19, Security Deposit: $31,957.00. Tenant agrees that $3,000.00 of the security deposit will be used to replace the cabinets, VCT flooring, and paint in the break-room of the above referenced premises upon lease termination.

Additional Provisions:

1. Paragraph 39D: Repair, maintenance and replacement of all appliances, including but not limited to refrigerators, dishwasher, hot water heater, Insta Hot, faucets, hot and cold water supply lines serving appliances, P-traps and disposals, shall be the sole responsibility of Tenant.

All other terms and conditions of the Lease Agreement shall remain in full force and effect.

LANDLORD: Spieker Properties, L.P., a California limited partnership
By:  Spieker Properties, Inc., a Maryland Corporation
Its: General Partner


By:  /s/ Joseph D. Russell, Jr.                             Date: 6/11/99
   ---------------------------------                             -------------
   Joseph D. Russell, Jr., Regional Senior Vice President


TENANT:  EarlyChildhood.com, L.L.C.
a California limited liability company


By:   /s/ Ron Elliott                                       Date: 6/10/99
   ---------------------------------                             -------------
      Ron Elliott, President